UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            -------------------------

                                   FORM 8-K/A

                            -------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 16, 2004

                              STARCRAFT CORPORATION
             (Exact name of registrant as specified in its charter)

                                     INDIANA
                 (State or other jurisdiction of incorporation)

             000-22048                                    35-1817634
      (Commission File Number)                 (IRS Employer Identification No.)

                                 P. O. Box 1903
                            1123 South Indiana Avenue
                           Goshen, Indiana 46527-1903
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (574) 534-7827

This Form 8-K/A amends the Report on Form 8-K filed January 20, 2004 (reporting the acquisition of Wheel to Wheel, Inc.) to include Item 7 (a) Financial Statements of Business Acquired, and to amend Item 7 (b) Pro Forma Financial Information.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Financial Statements of Business Acquired.

                    The Audited Financial Statements of Wheel to Wheel, Inc. for
               the three years in the period ending September 30, 2003, the notes thereto and the Report of Independent Auditors, are set forth below.

                              WHEEL TO WHEEL, INC.

                              FINANCIAL STATEMENTS
                       September 30, 2003, 2002, and 2001

                              WHEEL TO WHEEL, INC.
                                 Troy, Michigan

                              FINANCIAL STATEMENTS
                       September 30, 2003, 2002, and 2001




                                    CONTENTS










REPORT OF INDEPENDENT AUDITORS ................................................1


FINANCIAL STATEMENTS

     BALANCE SHEETS ...........................................................2

     STATEMENTS OF OPERATIONS..................................................3

     STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY.............................4

     STATEMENTS OF CASH FLOWS .................................................5

     NOTES TO FINANCIAL STATEMENTS ............................................6

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Wheel to Wheel, Inc.
Troy, Michigan


We have audited the accompanying balance sheets of Wheel to Wheel, Inc. as of September 30, 2003 and 2002, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wheel to Wheel, Inc. as of September 30, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2003 in conformity with accounting principles generally accepted in the United States of America.




                                                  Crowe Chizek and Company LLC


Elkhart, Indiana
January 23, 2004, except for Note 5,
  as to which the date is March 10, 2004


                              WHEEL TO WHEEL, INC.
                                 BALANCE SHEETS
                           September 30, 2003 and 2002

------------------------------------------------------------------------------------------------------------------

                                                                                       2003              2002
                                                                                       ----              -----
ASSETS
Current assets
     Cash and cash equivalents                                                    $       34,046    $       245,721
     Accounts receivable:
         Trade                                                                         1,864,150          1,686,945
         Affiliate (Note 11)                                                             943,144            591,431
         Other                                                                            15,900             22,346
     Costs in excess of billings on uncompleted contracts (Note 2)                     1,069,523          1,185,586
     Prepaid expenses and other current assets                                            59,408             36,029
     Deferred income taxes (Note 9)                                                       79,803             61,176
                                                                                  --------------    ---------------
         Total current assets                                                          4,065,974          3,829,234

Property, plant, and equipment, net (Note 3)                                           2,133,021          1,882,146

Other assets
     Investment in joint ventures (Note 1)                                             9,829,400          1,999,351
     Deferred income taxes (Note 9)                                                      623,919            441,326
         Other assets                                                                     21,047             10,983
                                                                                  --------------    ---------------
                                                                                      10,474,366          2,451,660
                                                                                 --------------    ---------------
                                                                                  $   16,673,361    $     8,163,040
                                                                                  ==============    ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
     Short-term borrowings (Note 4)                                               $    1,684,532    $     1,692,074
     Current portion of long-term debt (Note 5)                                          339,788            173,602
     Current portion of capital lease obligations (Note 6)                               299,768            107,190
     Accounts payable:
         Trade                                                                         1,304,542            576,443
         Affiliation                                                                     160,000                  -
         Shareholders                                                                          -              4,862
     Billings in excess of costs on uncompleted contracts (Note 2)                         1,212            194,527
     Accrued liabilities                                                                 384,220            261,912
     Accrued income taxes                                                              2,865,077            755,931
                                                                                  --------------    ---------------
         Total current liabilities                                                     7,039,139          3,766,541

Long-term debt (Note 5)                                                                3,271,480          1,614,340

Capital lease obligations (Note 6)                                                        57,687             83,462

Contingencies and commitments (Note 12)                                                        -                  -

Shareholders' equity
     Common stock, $5 par value:  50,000 shares authorized,
       issued and outstanding 9,540 shares in 2003
       and 12,000 in 2002                                                                 47,700             60,000
     Additional paid-in capital                                                          818,337            254,999
     Retained earnings                                                                 5,439,018          2,383,698
                                                                                  --------------    ---------------
          Total shareholders equity                                                    6,305,055          2,698,697
                                                                                  --------------    ---------------
                                                                                  $   16,673,361    $     8,163,040
                                                                                  ==============    ===============

                 See accompanying notes to financial statements.

                              WHEEL TO WHEEL, INC.
                            STATEMENTS OF OPERATIONS
                 Years ended September 30, 2003, 2002, and 2001

--------------------------------------------------------------------------------------------------------------------



                                                                     2003               2002                2001
                                                                     ----               ----                ----
Sales                                                        $    13,457,360     $    9,097,965    $     10,938,668

Cost of goods sold                                                13,271,206          9,513,249          10,620,179


Gross margin                                                         186,154           (415,284)            318,489

Selling, general, and administrative
  expenses                                                         2,242,209          1,512,699           1,122,920
                                                             ---------------     --------------    ----------------
Loss before other income (expense) and
  income taxes                                                    (2,056,055)        (1,927,983)           (804,431)

Other income (expenses)
     Interest expense                                               (249,457)          (227,152)           (301,115)
     Income from joint ventures (Note 1)                          10,830,049          4,086,474              69,973
     Gain (loss) on sale of fixed assets                                   -             26,284                (918)
     Other - net                                                    (143,609)           (20,675)             (7,395)
                                                             ---------------     --------------    ----------------

     Total other income (expense)                                 10,436,983          3,864,931            (239,455)
                                                             ---------------     --------------    ----------------

Income (loss) before income taxes                                  8,380,928          1,936,948          (1,043,886)

Provision for income taxes (recovery) (Note 9)                     2,791,608            585,079            (294,843)
                                                             ---------------     --------------    ----------------

Net income (loss)                                            $     5,589,320     $    1,351,869    $       (749,043)
                                                             ===============     ==============    =================

Earnings per share (basic and diluted)                       $           510     $          113    $            (62)

Shares used in the computation of earnings
  per share                                                           10,966             12,000              12,000


                 See accompanying notes to financial statements.


                              WHEEL TO WHEEL, INC.
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                       September 30, 2003, 2002, and 2001


                                                                                    Additional                     Total
                                              Common Stock                Paid-in            Retained           Shareholders'
                                        Shares          Amount            Capital            Earnings              Equity
                                        ------          ------          ----------           ---------          -------------
Balance - October, 1, 2000               12,000      $    60,000       $    254,999      $     1,780,872         $2,095,871

Net loss                                      -                -                  -             (749,043)          (749,043)
                                    -----------      -----------       ------------      ---------------         ----------

Balance - September 30, 2001             12,000           60,000            254,999            1,031,829          1,346,828

Net income                                    -                -                  -            1,351,869          1,351,869
                                    -----------      -----------       ------------      ---------------         ----------
Balance - September 30, 2002             12,000           60,000            254,999            2,383,698          2,698,697

Shares repurchased and cancelled         (3,000)         (15,000)                 -           (2,534,000)        (2,549,000)

Issuance of common stock                    540            2,700            563,338                    -            566,038

Net income                                    -                -                  -            5,589,320          5,589,320
                                    -----------      -----------       ------------      ---------------         ----------
Balance - September 30, 2003        $     9,540      $    47,700       $    818,337      $     5,439,018         $6,305,055
                                    ===========      ===========       ============      ===============         ==========

                 See accompanying notes to financial statements.



                                                         WHEEL TO WHEEL, INC.
                                                       STATEMENTS OF CASH FLOWS
                                            Years ended September 30, 2003, 2002, and 2001

-------------------------------------------------------------------------------------------------------------------

                                                                           2003              2002            2001
                                                                           ----              ----            ----
Cash flows from operating activities
     Net income (loss)                                               $   5,589,320   $   1,351,869   $     (749,043)
     Adjustments to reconcile net income (loss) to net cash
       from operating activities
         Depreciation                                                      389,540         323,464          350,659
         Amortization                                                            -               -           24,199
         (Gain) loss on sale of assets                                           -         (26,284)             918
         Deferred taxes                                                   (201,220)       (185,736)         172,974
         Income from joint ventures                                    (10,830,049)     (4,086,474)         (69,973)
         Change in assets and liabilities:
              Accounts receivable                                         (522,472)        189,718       (1,074,010)
              Costs in excess of billings on uncompleted contracts         116,063         623,288         (519,196)
              Prepaid expenses and other                                   (23,379)         (9,806)          29,508
              Other assets                                                 (10,064)         (1,025)             270
              Accounts payable                                             888,099        (496,671)         163,529
              Billings in excess of costs on uncompleted contracts        (193,315)          2,047          (25,527)
              Accrued liabilities                                          122,308         (20,421)        (363,728)
              Accrued income taxes                                       2,109,146       1,149,138         (535,069)
                                                                     -------------   -------------   --------------
                  Net cash from operating activities                    (2,566,023)     (1,186,893)      (2,594,489)

Cash flows from investing activities
     Purchase of property, plant and equipment                            (207,793)        (80,433)        (136,550)
     Proceeds from sale of property and equipment                                -          50,000           13,914
     Distributions from joint venture                                    3,000,000       2,250,000        1,000,000
                                                                     -------------   -------------   --------------
         Net cash from investing activities                              2,792,207       2,219,567          877,364

Cash flows from financing activities
     Net proceeds from (payments of ) short-term borrowings                 (7,542)       (307,341)         996,698
     Proceeds from long-term debt                                                -               -        1,935,000
     Principal payments on long-term debt                                 (225,673)       (163,383)      (1,429,543)
     (Payments on) proceeds from shareholder loans                               -        (152,000)         152,000
     Net (payments on) proceeds from related party advances                 (4,862)        (88,525)          90,423
     Proceeds from capital lease obligations                               265,825               -                -
     Payments on capital lease obligations                                (249,980)       (100,893)         (97,127)
     Payments on stock redemption                                         (500,000)              -                -
     Proceeds from issuance of stock                                       566,038               -                -
                                                                     -------------   -------------   --------------
         Net cash from financing activities                               (437,859)       (812,142)       1,647,451
                                                                     -------------   -------------   --------------
Net increase (decrease) in cash and cash equivalents                      (211,675)        220,532          (69,674)

Cash and cash equivalents - beginning of year                              245,721          25,189           94,863
                                                                     -------------   -------------   --------------
Cash and cash equivalents - end of year                              $      34,046   $     245,721   $       25,189
                                                                     =============   =============   ==============


                See accompanying notes to financial statements.

                              WHEEL TO WHEEL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        September 30, 2003,2002, and 2001

--------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Operations:   Wheel  to  Wheel,  Inc.  (the  "Company")   provides   engineering
development services to customers in the automotive industry and manufactures automotive parts on a subcontract basis.

Cash and Cash Equivalents: The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The Federal Deposit Insurance Corporation insures financial institution depositors up to $100,000. At times, the Company maintains deposits exceeding $100,000 in a financial institution.

Accounts Receivable: The Company accounts for trade receivables based on the amounts billed to customers. Past due receivables are determined based on contractual terms. The Company does not accrue interest on any of its trade receivables. Management establishes a reserve for losses on its accounts based on historic loss experience and current economic conditions. Losses are charged off to the reserve when management deems further collection efforts will not produce additional recoveries. At September 30, 2003 and 2002, management estimated that no allowance was needed. These financial statements contain no allowance for doubtful accounts, since in management's opinion, all accounts are fully collectible or potential losses are immaterial.

Major Customer: Substantially all sales are to two customers, one being an affiliate and disclosed in Note 11. Sales to the non-affiliated customer approximated 52%, 42%, and 55% of total sales in 2003, 2002, and 2001, respectively. Approximately 68% and 77% of the Company's accounts receivable was from this customer at September 30, 2003 and 2002, respectively.

Revenue Recognition: Engineering development revenue is recognized on individual contracts on a percentage-of-completion basis measured by the percentage of total costs incurred to estimated total costs for each contract. Management considers total contract costs to be the best available measure of progress on contracts.

Contract costs include all direct material, labor, and subcontracted costs, and those indirect costs related to contract performance, such as supplies, fringe benefits, repairs, facility costs, and depreciation. General and administrative costs are charged to operations as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and profit estimates. Due to uncertainties inherent in estimation, it is at least reasonably possible that the Company will revise its total cost and profit estimates in the near term. Such revisions are recognized in the period in which they are determined.

Costs in excess of billings on uncompleted contracts are classified as current assets and represent contract revenue recognized in excess of amounts billed. Billings in excess of costs on uncompleted contracts represent amounts billed in excess of revenue recognized.

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES   (Continued)

Property, Plant and Equipment: Property, plant and equipment are recorded at cost. Depreciation is computed on the straight-line method over estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred. The Company is depreciating buildings and improvements over periods of 30 years, machinery and equipment over periods of 5 to 7 years, computers and software over periods of 3 to 5 years, and vehicles over a period of 3 to 7 years.

Evaluation of Impairment of Long-Lived Assets: In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Impairment or Disposal of Long-Lived Assets", the Company evaluates the carrying value of long-lived assets whenever significant events or changes in circumstances indicate the carrying value of these assets may be impaired. The Company evaluates potential impairment of long-lived assets by comparing the carrying value of the assets to the expected net future cash flows resulting from the use of the assets. Management believes no material impairment of long-lived assets exists September 30, 2003 and 2002.

Income Taxes: A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for each year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting and operating loss and tax credit carryforwards.

Investment in Joint Ventures: The Company's joint ventures, Tecstar, LLC and Tecstar Manufacturing Canada Limited, are accounted for using the equity method of accounting. Accordingly, the Company's investment is recorded at cost and is adjusted for the Company's proportionate share of earnings or losses and distributions. The Company has a 50% membership interest in these joint venture. Condensed financial information regarding the joint ventures for the years ended September 30, 2003 and 2002 is as follows:

                                                   2003              2002
                                                   ----              -----

     Members' equity                         $    19,643,744    $      3,981,891
     Net sales                                   190,059,136         102,058,482
     Net income                                   21,661,739           8,172,948

Earnings Per Share: Basic and diluted earnings per share is computed by dividing net income by the weighed average number of shares of common stock outstanding during the period.

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES   (Continued)

Segment Information: The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." Based upon definitions contained in SFAS No. 131, the Company has determined that it operates in one segment and has no international operations.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - COSTS AND BILLINGS ON UNCOMPLETED CONTRACTS

                                                           2003              2002
                                                           ----              ----

     Costs incurred on uncompleted contracts
     Estimated earnings (loss)                       $     1,849,935    $      4,167,270
                                                             235,717            (112,754)
                                                     ---------------    ----------------
     Total                                                 2,085,652           4,054,516

     Less billings on uncompleted contracts               (1,017,341)         (3,063,457)
                                                     ---------------    ----------------

     Excess costs and earnings                       $     1,068,311    $        991,059
                                                     ===============    ================


Excess costs and earnings are included in the balance sheet under the following captions:

                                                                         2003               2002
                                                                         ----               ----
     Costs in excess of billings on uncompleted contracts           $    1,069,523    $     1,185,586
     Billings in excess of costs on uncompleted contracts                   (1,212)          (194,527)
                                                                    --------------    ---------------
         Net carrying amount                                        $    1,068,311    $       991,059

NOTE 3 - PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment are summarized as follows:

                                                    2003               2002
                                                    ----               ----
     Land                                      $      211,000    $       211,000
     Buildings and improvements                     1,518,170          1,509,246
     Machinery and equipment                        1,095,520            989,170
     Computers and software                           876,210            357,570
     Vehicles                                         179,060            172,559
                                               --------------    ---------------
         Total cost                                 3,879,960          3,239,545

     Less accumulated depreciation                  1,746,939          1,357,399
                                               --------------    ---------------
         Net property, plant and equipment     $    2,133,021    $     1,882,146
                                               ==============    ===============

NOTE 4 - SHORT-TERM BORROWINGS

Short-term borrowings consists of borrowings under a $2,000,000 bank line of credit, with borrowings limited to 80% of eligible trade accounts receivable which is due on demand. Borrowings bear interest at .75% above the bank's prime rate. The effective rate was 4.75% at September 30, 2003 and 5.50% at September 30, 2002. The line of credit is collateralized by substantially all assets of the Company and guaranteed by its shareholders.


NOTE 5 - LONG TERM DEBT

Long-term debt consists of the following:
                                                         2003             2002
                                                         ----             ----
Mortgage  note  payable to bank,  due in
monthly    installments    of    $15,000
including  interest  at  .5%  above  the
bank's  prime  rate  (4.50% and 5.25% at
September    30,    2003    and    2002,
respectively),   due   September   2006,
collateralized by related building.  The
shareholders have personally  guaranteed
the note                                               $1,434,340    $1,541,648

                                                         2003             2002
                                                         ----             ----

Installment   note   payable   to  bank,
payable  in  monthly   installments   of
$5,000  plus  interest at .75% above the
bank's  prime  rate  (4.75% and 5.50% at
September    30,    2003    and    2002,
respectively),   due   September   2006,
collateralized by related equipment. The
shareholders have personally  guaranteed
the note                                               $  180,000    $  240,000

Promissory   note   payable   to  former
shareholder,   related   to  the   stock
redemption  agreement (Note 12), payable
in  monthly   installments   of  $22,113
including  interest  at 5%,  due  May 1,
2013 and  personally  guaranteed  by the
remaining shareholders.                                 1,996,928             -

Installment note payable to GMAC, due in
monthly  installments  of $708 including
interest   at  2.9%,   due  June   2003,
collateralized by related equipment                             -         6,294
                                                       ----------    ----------
                                                        3,611,268     1,787,942

         Less current portion                             339,788       173,602
                                                       ----------    ----------
         Long-term portion                             $3,271,480    $1,614,340
                                                       ==========    ==========


The short-term borrowings, (Note 4) mortgage note payable and the installment note payable are subject to various covenants that the Company is either in compliance with or obtained a waiver on March 10, 2004 as of September 30, 2003.

Long-term debt is due over the next five years as follows:

                           2004                       $      339,788
                           2005                              354,127
                           2006                              369,208
                           2007                              325,068
                           2008                              341,748

Total interest  expense was $249,457,  $227,152 and $301,115 in 2003,  2002, and
2001, respectively.

NOTE 6 - CAPITAL LEASE OBLIGATIONS

Capital lease obligations for equipment under capital lease are due in monthly installments ranging from $82 to $18,859, including interest ranging from 10.54% to 18.81% per annum through June 2006.

The following is a summary of property held under capital lease:

         Machinery and equipment                $      840,538     $    450,886
         Accumulated depreciation                      299,334          206,462
                                                --------------     ------------
                                                $      541,204     $    244,424
                                                ==============     ============

Future minimum lease payments under the capital lease obligations are as follows:

           2004                                             $      311,278
           2005                                                     71,998
           2006                                                     29,402
                                                            --------------
               Total minimum lease payments                        412,678

               Less amount representing interest                   (55,223)
                                                            --------------
               Present value of minimum lease
                 payments                                          357,455

               Less current portion                               (299,768)
                                                            --------------
               Long-term portion                            $       57,687
                                                            ==============

NOTE 7 - CASH FLOWS

Cash paid or refunded during 2003, 2002, and 2001 for interest and income taxes was as follows:

                                           2003           2002          2001
                                           ----           ----          ----
         Interest                       $251,233       $229,945      $289,258
         Income taxes paid (refunded)    522,462       (491,503)        9,808

The Company leased certain equipment under capital lease obligations. The capital lease obligations incurred for 2003 and 2002 totaled $432,623 and $43,210, respectively.

NOTE 8 - LEASES

The Company leases two buildings under noncancelable operating lease agreements. Minimum future rental payments as of September 30, 2003 are as follows:

                2004                    $215,015
                2005                     108,440
                2006                     108,440
                                        --------
                                        $431,895
                                        ========

Rent expense was $215,010, $110,448, and $106,575 for the years ended September 30, 2003, 2002, and 2001, respectively.


NOTE 9 - INCOME TAXES

The provision for income taxes consists of the following:

                                                    2003           2002          2001
                                                    ----           ----          ----

Current expense (recovery)                      $2,992,828      $770,815      $(467,817)
Deferred expense (recovery)                       (201,220)     (185,736)       172,974
                                                ----------      ---------     ----------
     Total income tax expense (recovery)        $2,791,608      $585,079      $(294,843)
                                                ==========      =========     ==========

A reconciliation of the provision for income taxes from continuing operations to income taxes computed by applying the statutory United States federal tax rate to income before taxes is as follows:

                                                                           2003              2002            2001
                                                                           ----              ----            ----

Tax, computed at 34% of pretax income (loss)                       $     2,849,516    $    658,562     $   (354,921)
State income taxes                                                           2,105          45,383           56,604
Other                                                                      (60,013)       (118,866)          (3,474)
                                                                   ---------------    ------------     ------------
     Total income tax expense (recovery)                           $     2,791,608    $    585,079     $   (294,843)
                                                                   ===============    ============     =============

NOTE 9 - INCOME TAXES (Continued)

Deferred tax assets and tax liabilities were as follows:

                                                2003            2002
                                                ----            ----
Deferred tax assets
     Goodwill                              $     79,788     $     91,241
     Accrued vacation                            79,803           61,176
     Investment in joint venture                544,131          332,825
     Other                                            -           17,260
                                           -----------      ------------
         Total deferred tax assets         $    703,722     $    502,502
                                           ============     ============

NOTE 10 - EMPLOYEE BENEFIT PLAN

The Company maintains a 401(k) defined contribution plan that provides benefits to eligible participants, determined according to the provisions of the plan document. The plan provides for discretionary employer contributions and matching contributions. Matching contributions were approximately $21,800, $16,900 and $16,900 for each of the three years ended September 30, 2003. There were no discretionary employer contributions for the years ended September 30, 2003.


NOTE 11 - RELATED PARTY TRANSACTIONS

The Company sells finished products to a joint venture affiliate (see Note 1). Following is a summary of transactions for 2003, 2002, and 2001 and balances at September 30, 2003 and 2002 with the affiliate.

                                                                       2003              2002               2001
                                                                       ----              ----               ----
Sales                                                          $    7,574,218     $    5,370,630    $     2,948,864
                                                               ==============     ==============    ===============
Accounts receivable                                            $      872,276     $      559,431    $       514,403
                                                               ==============     ==============    ===============
Costs in excess of billings on uncompleted
  contracts                                                    $      671,016     $      904,637
                                                               ==============     ==============
Billings in excess of costs on uncompleted
  contracts                                                    $         (405)    $     (134,300)
                                                               ==============     ==============


The Company had outstanding notes payable to shareholders totaling $152,000 at September 30, 2001, plus accrued interest of $9,305. Interest expense related to these notes totaled $10,499 and $11,121 for the years ended September 30, 2002 and 2001, respectively. The balance of these notes was repaid during fiscal year 2002.


NOTE 12 - CONTINGENCIES AND COMMITMENTS

Stock Redemption Agreements: The shareholders of the Company entered into a stock redemption agreement on April 30, 2003. The agreement provided for a redemption by the Company at April 30, 2003 of 3,000 shares of a single shareholder at a price of $2,549,000. The purchase price consisted of a $500,000 cash payment at April 30, 2003 and a note payable of $2,049,000.

The Company also has an agreement with its shareholders that, in the event of death, requires the Company to purchase shares of its stock held by a deceased shareholder's estate. The purchase price will be the greater of book value or the net life insurance proceeds received by the Company as a result of the shareholder's death, as established by the agreement.

Consulting Agreement: In connection with the redemption of a certain shareholder's stock by the Company on April 30, 2003, the Company entered into a ten year consulting agreement with the shareholder. The agreement calls for payments of $27,750 per month throughout the term of the agreement. The Company's policy is to expense the payments as they are incurred. At September 30, 2003, $3,246,750 remained to be paid out under the terms of the agreement.


NOTE 13 - SUBSEQUENT EVENT

On January 16, 2004, the Company was acquired by Wheel to Wheel Acquisition Company, LLC, an Indiana corporation and a wholly owned subsidiary of Starcraft Corporation, the Company's partner in the joint ventures of Tecstar, LLC and Tecstar Manufacturing Canada Limited.


          (b)  Pro Forma Financial Information

                    The  Unaudited Pro Forma  Financial  Statements of Starcraft
               Corporation for the year ended September 28, 2003, giving effect to the acquisition of Wheel to Wheel, Inc, are set forth below.



                                   STARCRAFT CORPORATION AND SUBSIDIARIES
                                           PRO FORMA BALANCE SHEET
                                             September 28, 2003
                                                      ($000)


                                         Starcraft      Wheel To
                                         Consolidated    Wheel       Consolidated    Adjustments   Pro-Forma
                                         ---------------------------------------------------------------------
ASSETS

Cash                                            836            34           870              0            870
Accounts Receivable                          29,182         2,823        32,005           (943)4       31,062
Inventories                                  10,060         1,070        11,130              0         11,130
Other Current Assets                          7,515            59         7,574              0          7,574
Current Deferred Taxes                        1,487            80         1,567              0          1,567
                                         -----------   -----------  ------------   ------------    -----------
    Total Current Assets                     49,080         4,066        53,146           (943)        52,203


Property, Plant and Equipment, net            9,136         2,133        11,269              0 6       11,269
Intangible Assets                                 0             0             0         14,500 2/6     14,500
Goodwill                                          0             0             0        122,898 2/3/5  122,898
Investment in Subsidiary                          0         9,821         9,821         (9,821)1            0
Other Assets                                    514           653         1,167              0          1,167
                                         -----------   -----------  ------------   ------------    -----------

Total Assets                                 58,730        16,673        75,403        126,634        202,037
                                         ===========   ===========  ============   ============    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Notes Payable                             0         2,324         2,324              0          2,324
Accounts Payable                             19,549         1,465        21,014           (943)4       20,071
Accrued Expenses                              7,572         3,250        10,822              0         10,822
                                         -----------   -----------  ------------   ------------    -----------
    Total Current Liabilities                27,121         7,039        34,160           (943)        33,217

Notes Payable - Long Term                     9,148         3,329        12,477          4,500 5       16,977
Deferred Tax Liabilities                          0             0             0          5,510 3        5,510
Minority Interest - Subsidiary                9,821             0         9,821         (9,821)1            0
                                         -----------   -----------  ------------   ------------    -----------
    Total Liabilities                        46,090        10,368        56,458           (754)        55,704
                                         -----------   -----------  ------------   ------------    -----------

SHAREHOLDERS' EQUITY

Common Stock                                 15,203            48        15,251        133,645 2      148,896
Retained Earnings                            (6,151)        5,439          (712)        (5,439)2       (6,151)
Additional Paid in Capital                    3,420           818         4,238           (818)2        3,420
Accumulated other comprehensive income          168             0           168              0            168
                                         -----------   -----------  ------------   ------------    -----------
Total Shareholders' Equity                   12,640         6,305        18,945        127,388        146,333
                                         -----------   -----------  ------------   ------------    -----------

Total Liabilities and Shareholders' Equity   58,730        16,673        75,403        126,634        202,037
                                         ===========   ===========  ============   ============    ===========

Pro Forma adjustment explanations

1)   Eliminate Minority Interest and Investment in Subsidiary of $9,821

2)   Purchase accounting entry

     Common Stock  $ (133,645)
     Ret Earnings     $ 5,439
     APIC               $ 818
     Investment           $ -
     Intangibles     $ 14,500
     Goodwill       $ 112,888

3)   Adjustment made to book deferred taxes on the intangible assets as follows:

     Intangibles     $ 14,500
     Effective Rate     38.0%
     Def Taxes        $ 5,510

4) Adjustment made to eliminate intercompany receivable/payables between Tecstar, LLC and Wheel To Wheel, Inc.

5)   Distribution of minority interest

6)   Final evaluation of Intangible Assets and Property and Equipment in process


NOTE:

The value of Starcraft shares exchanged in this acquisition was $37.66 per share. This calculation was performed under the guidance of FASB 141. Under the guidelines of SFAS 142, the company will be required to perform annual testing on the goodwill for any subsequent impairment. The company is currently conducting this evaluation. The company expects to record a substantial charge to the income statement for goodwill impairment, in the range of approximately $45M to $55M, during the 2nd quarter of fiscal 2004.


                           STARCRAFT CORPORATION AND SUBSIDIARIES
                                 PRO FORMA INCOME STATEMENT
                               September 28, 2003
                                     ($000)


                                   Starcraft    Wheel To
                                   Consolidated  Wheel     Consolidated  Adjustments  Pro-Forma
                                   ------------------------------------------------------------------


Net Sales                            192,102      13,457     205,559      (7,574)1    197,985
Cost of Sales                        147,835      13,271     161,106      (7,574)1    153,532
                                   ----------  ----------  ----------  ----------   ----------

Gross Profit                          44,267         186      44,453           0       44,453

Operating Expenses                    19,163       2,242      21,405      (1,272)2     20,133
Amortization of Intangible Assets          0           0           0       2,000 3      2,000
                                   ----------  ----------  ----------  ----------   ----------

Income (Loss) from Operations         25,104      (2,056)     23,048        (728)      22,320

Interest expense, net                    457         250         707           0          707
Other income, net                        (33)        145         112           0          112
                                   ----------  ----------  ----------  ----------   ----------
                                         424         395         819           0          819
                                   ----------  ----------  ----------  ----------   ----------

Income (Loss) from continuing
operations before minority interest
and income taxes                      24,680      (2,451)     22,229        (728)      21,501

Minority Interest                     10,832     (10,832)          0           0            0
                                   ----------  ----------  ----------  ----------   ----------

Income from continuing operations
before income taxes                   13,848       8,381      22,229        (728)      21,501

Income Taxes                           2,060       2,792       4,852      (3,019)4      1,833
                                   ----------  ----------  ----------  ----------   ----------


Net Income                            11,788       5,589      17,377       2,291       19,668
                                   ==========  ==========  ==========  ==========   ==========


Net Income per share:
         Basic                        $ 2.49                                           $ 2.37

         Diluted                      $ 2.25                                           $ 2.24

Net Income per share before amortization
  of intangible assets, net of tax
         Basic                        $ 2.49                                           $ 2.61

         Diluted                      $ 2.25                                           $ 2.47

Weighted Average Shares:
         Basic                         4,738                                            8,288

         Diluted                       5,233                                            8,783


Pro Forma adjustment explanations

1) Elimination of intercompany revenue paid by Tecstar, LLC to Wheel To Wheel, Inc.

2) Elimination of wages and bonus payments to 3 Wheel To Wheel executives for amounts in excess of new employee contracts, and elimination of stock compensation paid to key employees

     Wages/Bonus                                               ($700)
     Stock Compensation                                        ($572)
                                                              ------
                                                             ($1,272)
                                                              ======
3)   Amortization of Intangible Assets as follows:

                                       Customer Relationship  $  500
                                       Supply Agreements      $1,500
                                                              ------
                                                              $2,000
                                                              ======

4) Adjustment to reflect Pro Forma income tax expense for 2003. Income tax expense for 2003 pro forma calculated as follows:

                                     Net Income before taxes $21,502
                                     Effective rate            38.00%
                                                             -------
                                        sub-total            $ 8,171
                                     P/Y Deferred Tax Asset  $(6,338)
                                                             -------
                                     Net Tax Expense         $ 1,833
                                                             =======

Effective tax rate takes into account Federal tax rate, state tax rates and Canadian tax rates.

                            STARCRAFT CORPORATION AND WHEEL TO WHEEL, Inc.
                                   COMPARATIVE PRICE PER SHARE DATA
                                       Historical and Pro Forma
                                           September, 2003


                                                                 Historical         Pro Forma
                                                                    2003              2003
                                                              ------------------------------------

     STARCRAFT CORPORATION

     Book Value Per Share                                          $   2.63          $    17.52 1
     Cash Dividends Declared                                       $      -          $       --
     Earnings Per Share
       Basic                                                       $   2.49          $     2.37 2
       Fully Diluted                                               $   2.25          $     2.24 2

     Earnings Per Share Before Amortization
     of Intangible Assets
       Basic                                                       $   2.49          $     2.61 2
       Fully Diluted                                               $   2.25          $     2.47 2

     WHEEL TO WHEEL, Inc.

     Book Value Per Share                                          $ 660.90          $ 6,519.37 3
     Cash Dividends Declared                                       $     --          $       --
     Earnings Per Share                                            $ 509.70          $   881.90 3


1) The historical book value per share of Starcraft Corporation is computed by dividing stockholders' equity by number of shares of common stock outstanding at September 28, 2003. The pro forma combined book value per share of Starcraft Corporation is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Starcraft Corporation common stock outstanding as of September 28, 2003.

2) Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period.

3) The equivalent combined pro forma book value and earnings per share of Wheel To Wheel, Inc is calculated by multiplying the consolidated pro forma share amounts by an assumed ratio of 372.11 Starcraft Corporation shares for each share of Wheel To Wheel, Inc.


          (c)  Exhibits

                    23.1 Consent of Independent Auditors

                                   SIGNATURES

                    Pursuant to the requirements of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           STARCRAFT CORPORATION
                                                           (Registrant)

                                                    /s/ Joseph E. Katona
                                                    -----------------------
                                           Title:   Chief Financial Officer
                                                    and Secretary


Dated: March 31, 2004